UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2012

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	24-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The Preferred Offering

On September 25, 2012 (the “Issuance Date”), Lighting Science Group Corporation (the “Company”) entered into a separate Preferred Stock Subscription Agreement (together, the “Subscription Agreements”) with each of (i) Portman Limited (“Portman”) and (ii) Cleantech Europe II (A) LP (“Cleantech A”) and Cleantech Europe II (B) LP (“Cleantech B” and together with Cleantech A, “Zouk”).

Pursuant to the Subscription Agreements, the Company issued an aggregate of 49,000 shares of the Company’s Series H Convertible Preferred Stock, par value $0.001 per share (“Series H Preferred Stock”), at a price of $1,000 (the “Stated Value”) per share (the “Preferred Offering”). In the Preferred Offering the Company issued (i) 24,500 shares of Series H Preferred Stock to Portman, and (ii) 20,862 and 3,638 shares of Series H Preferred Stock to Cleantech A and Cleantech B, respectively. The Company raised gross proceeds of $49 million in the Preferred Offering.

The consummation of the Preferred Offering satisfied the obligations of Pegasus Capital Advisors, L.P. and its affiliates (“Pegasus Capital”) to purchase, or cause to be purchased, an aggregate of 21,131 shares of Series H Preferred Stock or the Company’s Series I Convertible Preferred Stock, par value $0.001 per share (“Series I Preferred Stock”), at a price of $1,000.00 per share as set forth in that certain Commitment Agreement, dated as of May 25, 2012, between the Company and Pegasus Capital and certain affiliates thereof.

In connection with the Preferred Offering, the Company agreed to reimburse Portman and Zouk for up to $75,000 and $150,000, respectively, of their transaction expenses and agreed to pay approximately $1.5 million to Moelis & Company as placement agent.

Wells Fargo Bank, National Association and Ares Capital Corporation consented to the transactions contemplated by the Preferred Offering.

Preemptive Rights Assignment

The Company initiated the Preferred Offering pursuant to the preemptive rights granted in the Certificate of Designation governing the shares of Series H Preferred Stock (the “Series H Certificate of Designation”) and the Certificate of Designation governing the shares of Series I Preferred Stock (the “Series I Certificate of Designation”). On September 25, 2012, the Company offered each holder of shares of Series H Preferred Stock and Series I Preferred Stock (collectively, the “Holders”) the right to purchase its Pro Rata Share (as defined in the Series H Certificate of Designation and the Series I Certificate of Designation) of 51,000 shares of Series H Preferred Stock (the “Offered Shares”) at a purchase price of $1,000 per share. In addition, any Holder, or such Holder’s permitted assignee, that elected to purchase at least 95% of its Pro Rata Share of the Offered Shares would be entitled to receive a Warrant (the “Offered Warrants”) to purchase up to 163.2653 shares (rounded to the nearest whole share) of the Company’s common stock, par value $0.001 per share (“Common Stock”), with respect to each Offered Share purchased by such Holder or permitted assignee. As further discussed below, an affiliate of Pegasus Capital has agreed to sell shares of Common Stock equal to the number of shares, if any, issued upon exercise of any Offered Warrants, which shares would be sold on the same terms and at the same exercise price as the Offered Warrants, reducing the dilutive effects of the Offered Warrants.

Holders owning the right to purchase an aggregate of 49,102 Offered Shares and 8,016,653 Offered Warrants assigned their rights to participate in the Preferred Offering to Portman and Zouk. In addition, due to the exercise by Portman and Zouk of at least 95% of the Pro Rata Share assigned to them, each of Portman, Cleantech A and Cleantech B received Offered Warrants to purchase 4,000,000; 3,406,041; and 593,959 shares of Common Stock, respectively.

Preferred Stock Subscription Agreement

In addition to the rights provided in the Series H Certificate of Designation, the Subscription Agreements provide Portman and Zouk, collectively, with the right, within ten (10) business days following September 25, 2015, to require the Company to redeem all or a portion of the outstanding Offered Shares for an amount in cash equal to the product obtained by multiplying (i) the Stated Value, (ii) the number of Offered Shares to be redeemed and (iii) 1.5.

The Subscription Agreement with Zouk also provides Zouk with the right to designate one director to fill the current vacancy on the Board. For so long as Zouk continues to beneficially own at least 2,500 shares of Series H Preferred Stock, this director would serve as a member of the Board until such director’s resignation, death, removal or disqualification. The Company further agreed to submit to the stockholders of the Company an amendment and restatement to the Series H Certificate of Designation and Series I Certificate of Designation (the “Amended Certificates”) which would, among other things, provide Zouk with the right to elect one director to the Board and amend the date on which the Primary Investors (as defined in the Certificates of Designation) could require the Company to redeem the shares of Series H Preferred Stock and Series I Preferred Stock.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Promissory Note

In connection with the Preferred Offering and to accommodate their necessary capital calls, Cleantech A and Cleantech B each issued a promissory note to the Company as consideration for their purchase of Offered Shares and Offered Warrants (the “Promissory Notes”). The face value of the Promissory Notes issued by Cleantech A and Cleantech B are equal to $20,862,000 and $3,638,000, respectively. The Promissory Notes bear interest at zero percent (0%) per annum and are payable upon the earlier of: (i) two business days following receipt by Cleantech A or Cleantech B, as applicable, of the funds obtained from their respective calls for capital previously committed to them by their investors and (ii) October 17, 2012.

Each of Cleantech A and Cleantech B has pledged all of the Offered Shares and Offered Warrants owned by such entities as collateral for their respective Promissory Notes.

The foregoing description of the Promissory Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Notes, which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Warrants and Commitment Agreement

As discussed above, each Holder that elects to purchase at least 95% of its Pro Rata Share of the Offered Shares is entitled to receive an Offered Warrant to purchase up to 163.2653 shares (rounded to the nearest whole share) of Common Stock with respect to each Offered Share purchased by such Holder.

The Offered Warrants are exercisable on or after the tenth business day following the third anniversary of the Issuance Date at an exercise price of $0.72 per share of Common Stock. If unexercised, the Offered Warrants expire upon the earlier of (i) a Change of Control of the Company (as defined in the Series H Certificate of Designation) prior to the three-year anniversary of the Issuance Date; (ii) the occurrence of any event that results in holders of shares of Series H Preferred Stock having a right to require the Company to redeem the shares of Series H Preferred Stock prior to the three-year anniversary of the Issuance Date; (iii) consummation of a Qualified Public Offering (as defined in the Series H Certificate of Designation) prior to the three-year anniversary of the Issuance Date or (iv) receipt by the Company of a Redemption Notice (as defined in the Subscription Agreements). In addition, the Offered Warrants issued to Zouk expire immediately upon the occurrence of an Event of Default (as defined in the Promissory Notes). The Offered Warrants also provide for certain anti-dilution adjustments.

In connection with the issuance of the Offered Warrants, on September 25, 2012, the Company entered into a Commitment Agreement (the “Commitment Agreement”) with Pegasus Partners IV, L.P. (“Pegasus IV”), an affiliate of Pegasus Capital, pursuant to which the Company is obligated to buy from Pegasus IV or its affiliates shares of Common Stock equal to the number of shares, if any, for which the Offered Warrants are exercised, up to an aggregate number of shares of Common Stock equal to the aggregate number of shares of Common Stock underlying all of the Offered Warrants (the “Commitment Shares”). The purchase price for any Commitment Shares will be equal to the consideration paid to the Company pursuant to the Offered Warrant. With respect to any Offered Warrants exercised on a cashless basis, the consideration to Pegasus IV in exchange for the number of shares of Common Stock issued to the exercising holder of Offered Warrants would be the reduction in the number of Commitment Shares equal to the reduction in the number of shares underlying the Offered Warrants.

Subject to certain limitations, Pegasus IV has the right to cancel its obligations to the Company pursuant to the Commitment Agreement with respect to all or a portion of the Commitment Shares at any time by indirectly purchasing the then outstanding Offered Warrants (a “Pegasus Call”). Upon the exercise of a Pegasus Call, the Company will have the obligation to purchase that number of Offered Warrants equal to the number of Commitment Shares subject to the Pegasus Call for an amount equal to the consideration paid by Pegasus IV pursuant to such Pegasus Call.

The Company obtained the approval of the Committee of Independent Directors of the Board (the “Independent Committee”) with respect to the Commitment Agreement.

The foregoing description of the Offered Warrants and Commitment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Offered Warrants and Commitment Agreement, which are filed as Exhibits 4.1, 4.2, 4.3 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreements

In connection with the Preferred Offering, on September 25, 2012, the Company amended and restated the Registration Rights Agreement (the “Amended Registration Rights Agreement”), originally entered into between the Company, RW LSG Holdings LLC (“Riverwood Holdings,”) and Riverwood LSG Management Holdings LLC (collectively the “RRA Parties”). Pursuant to the Amended Registration Rights Agreement, the Company added Portman, Cleantech A and Cleantech B as parties and provided them with participation rights in any demand registrations initiated by the RRA Parties and unlimited piggyback registration rights, in each case subject to customary cutbacks as may be requested by the underwriters. Such registration rights relate to (a) any shares of Common Stock issued upon (i) conversion of the shares of Series H Preferred Stock held by the RRA Parties or the other Holders under the Amended Registration Rights Agreement or (ii) exercise of the warrant held by such RRA Parties or (b) such additional shares of Common Stock acquired by the RRA Parties or the other Holders under the Amended Registration Rights Agreement while any of them continues to hold any registrable securities (as such term is defined in the amended Registration Rights Agreement).

The foregoing description of the Amended Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Registration Rights Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2 – Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

On September 24, 2012, the Board committed to close its manufacturing facility in Mexico (the “Mexico Closing”). The Company expects that the Mexico Closing will be substantially completed by July 2013 and will include the termination of employment of approximately 520 employees.

The Company expects to incur or accrue expenses and charges related to the Mexico Closing during the 2012 fiscal year including approximately (i) $1.9 million in severance, (ii) $1.3 million to $1.7 million in non-cash asset impairment, (iii) $600,000 in contract cancellation and termination fees, (iv) $300,000 in non-recurring engineering costs related to the increase of production at Jabil Circuit, the Company’s contract manufacturer in Mexico and (v) $400,000 related to other potential liabilities.

The Company also expects to incur an additional expense of approximately $1.1 million related to the termination of its lease on its manufacturing facility in Mexico. Such expense is expected to be incurred or accrued over the remaining life of the lease, which continues through 2015. The Company will amend this Current Report on Form 8-K if it determines that estimates for charges associated with the Mexico Closing will vary significantly from the estimates provided in this report.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The shares of Series H Preferred Stock and the Offered Warrants issued pursuant to the Preferred Offering were issued by the Company pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and the safe harbors for sales provided by Regulation D promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of New Director

In connection with the Preferred Offering and the right provided to Zouk pursuant to its Subscription Agreement as described above, the Board appointed Mr. Samer Salty to the Board, filling a vacancy on the Board.

Mr. Salty, 48, co-founded Zouk Capital LLP in 1999 and is its Chief Executive Officer. He has 25 years of experience in private equity, investment banking and technology. As the CEO of Zouk, Mr. Salty oversees the strategic direction and investment process of Zouk Capital LLP. Zouk Capital is a London based investment manager that focuses on clean tech as well as renewable and environmental infrastructure. Prior to co-founding Zouk Capital, Mr. Salty worked in the derivatives division of the foreign exchange group at JP Morgan and in structured and marketed derivative products at Citibank.

Mr. Salty does not have any family relationships with any of the Company’s directors or officers. The Board expects Mr. Salty to serve on one or more committees, but has not yet determined on which committee he will serve.

Voting Agreements

In connection with the Preferred Offering, on September 25, 2012, the Company entered into a separate Voting Agreement (together, the “Voting Agreements”) with each of (i) Riverwood Holdings and (ii) Pegasus Capital and LSGC Holdings II LLC (collectively, “Pegasus”). Pursuant to the Voting Agreements, each of Riverwood Holdings and Pegasus has agreed to vote all shares of capital stock of the Company owned by such entities in favor of the Amended Certificates.

The Voting Agreements expire upon the earliest to occur of (i) the date on which the Amended Certificates are approved by the Secretary of State of the State of Delaware or (ii) the date on which the parties thereto agree in writing to terminate the Voting Agreement. Pursuant to the Voting Agreements, the Company may only terminate or amend the Voting Agreements with the unanimous approval of the Board.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, which are filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated herein by reference.

The Company obtained the approval of the Independent Committee with respect to the Voting Agreements.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

On September 24, 2012, the Company filed the Certificate of Increase of Series H Preferred Stock with the Secretary of State of the State of Delaware increasing the number of authorized shares of Series H Preferred Stock from 90,000 to 135,000.

Section 7 – Regulation FD Disclosure

Item 7.01	Regulation FD Disclosure.

On September 25, 2012, the Company issued a press release with respect to the Preferred Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. On September 26, 2012, the Company issued a press release with respect to the Mexico Closing. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: September 27, 2012	By:	/s/ Thomas C. Shields
	Name:	Thomas C. Shields
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Warrant, dated as of September 25, 2012, issued to Cleantech Europe II (A) LP.

4.2	Warrant, dated as of September 25, 2012, issued to Cleantech Europe II (B) LP.

4.3	Warrant, dated as of September 25, 2012, by and between Lighting Science Group Corporation and Portman Limited.

4.4	Certificate of Increase of Series H Preferred Stock filed with the Secretary of State of Delaware on September 24, 2012.

10.1	Preferred Stock Subscription Agreement, dated as of September 25, 2012, by and among Lighting Science Group Corporation and Portman Limited.

10.2	Preferred Stock Subscription Agreement, dated as of September 25, 2012, by and among Lighting Science Group Corporation, Cleantech Europe II (A) LP and Cleantech Europe II (B) LP.

10.3	Promissory Note, dated as of September 25, 2012, issued by Cleantech Europe II (A) LP to Lighting Science Group Corporation.

10.4	Promissory Note, dated as of September 25, 2012, issued by Cleantech Europe II (B) LP to Lighting Science Group Corporation.

10.5	Commitment Agreement, dated as of September 25, 2012, by and between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.6	Amended and Restated Registration Rights Agreement, dated as of September 25, 2012, by and among Lighting Science Group Corporation and RW LSG Holdings LLC. RW LSG Management Holdings LLC, Portman Limited, Cleantech Europe II (A) LP and Cleantech Europe II (B) LP.

10.7	Voting Agreement, dated as of September 25, 2012, by and between Lighting Science Group Corporation and RW LSG Holdings LLC.

10.8	Voting Agreement, dated as of September 25, 2012, by and among Lighting Science Group Corporation, Pegasus Capital Advisors, L.P. and LSGC Holdings II LLC.

99.1	Press Release.

99.2	Press Release.